CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2013 by and among CHINAEDU HOLDINGS LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Holdings”), and certain shareholders of ChinaEdu Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), listed on Schedule A (each, a “Rollover Shareholder” and collectively, the “Rollover Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Rollover Shareholders have entered into a Consortium Agreement, dated August 16, 2013, as amended on December 5, 2013 (the “Consortium Agreement”), pursuant to which the Rollover Shareholders formed a consortium (the “Consortium”) to undertake a transaction to acquire the Company;

WHEREAS, concurrently herewith, Holdings, ChinaEdu Merger Sub Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Holdings (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub shall merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, each Rollover Shareholder is the owner of such ordinary shares, par value $0.01 per share, of the Company, including shares represented by American Depositary Shares (the “Shares”) as set forth opposite such Rollover Shareholder’s name on Schedule A (with respect to each Rollover Shareholder, the “Rollover Shares”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Shareholders each desire to contribute their respective Rollover Shares to Holdings in exchange for newly issued shares of Holdings, par value $0.001 per share (the “Holdings Shares”);

WHEREAS, the parties intend for the foregoing transfers to qualify under Section 351(a) of the Internal Revenue Code of 1986, as amended;

WHEREAS, in order to induce Holdings, Merger Sub and the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Rollover Shareholders are entering into this Agreement; and

WHEREAS, the Rollover Shareholders acknowledge that Holdings, Merger Sub and the Company are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Rollover Shareholders set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Holdings and the Rollover Shareholders hereby agree as follows:

1. Contribution of Rollover Shares by Rollover Shareholders to Holdings. Subject to the terms and conditions set forth herein, immediately prior to the Closing, (save as described in Section 4 below)all of each Rollover Shareholder’s right, title and interest in and to the Rollover Shares shall be contributed, assigned, transferred and delivered to Holdings.

2. Issuance of Holdings Shares. In consideration for the contribution, assignment, transfer and delivery of the Rollover Shares to Holdings pursuant to Section 1 of this Agreement, Holdings shall issue Holdings Shares in the name of each Rollover Shareholder (or, if designated by such Rollover Shareholder in writing, in the name of an affiliate of such Rollover Shareholder) in the amount set forth opposite such Rollover Shareholder’s name in Schedule A. Each Rollover Shareholder hereby acknowledges and agrees that (a) that the value of the Holdings Shares issued to such Rollover Shareholder is equal to (x) the total number of the Rollover Shares contributed by such Rollover Shareholder multiplied by (y) the Per Share Merger Consideration (or Per ADS Merger Consideration, if applicable) under the Merger Agreement, (b) delivery of such Holdings Shares shall constitute complete satisfaction of all obligations towards or sums due to such Rollover Shareholder by Holdings with respect to the applicable Rollover Shares, and (c) on receipt of such Holdings Shares, such Rollover Shareholder shall have no right to the Per Share Merger Consideration (or Per ADS Merger Consideration, if applicable) with respect to the Rollover Shares contributed to Holdings by such Rollover Shareholder.

3. Closing. Subject to the satisfaction in full (or waiver) of all of the conditions set forth in Article VII of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing), the closing of the contribution and exchange contemplated hereby (the “Contribution Closing”) shall take place no later than one (1) Business Day prior to the Closing.

4. Deposit of Rollover Shares. No later than three (3) Business Days prior to the Contribution Closing, the Rollover Shareholders and any agent of the Rollover Shareholders shall deliver or cause to be delivered to Holdings, for disposition in accordance with the terms hereof, (a) duly executed instruments of transfer of the Rollover Shares to Holdings or as Holdings may direct in writing, in form reasonably acceptable to Holdings, and (b) share certificates, if any, representing the Rollover Shares (the “Rollover Share Documents”). The Rollover Share Documents shall be held by Holdings or any agent authorized by Holdings until the Contribution Closing at which time the Register of Members of Company shall be updated to effect the transfer.

5. Irrevocable Election.

(a) The execution of this Agreement by the Rollover Shareholders evidences, subject to Section 8 and the proviso in Section 22, the irrevocable election and agreement by the Rollover Shareholders to contribute their respective Rollover Shares in exchange for Holdings Shares at the Contribution Closing on the terms and conditions set forth herein. In furtherance of the foregoing, each Rollover Shareholder covenants and agrees, severally and not jointly, except that (x) with respect to each of Julia Huang and South Lead Technology Limited, jointly and severally (only with respect to themselves) and (y) with respect to each of Shawn Ding and Moral Known Industrial Limited, jointly and severally (only with respect to themselves), that from the date hereof until any termination of this Agreement pursuant to Section 9, such Rollover Shareholder shall not, directly or indirectly, (i) tender any Rollover Shares into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Rollover Shares or any right, title or interest thereto or therein (including by operation of law), (iii) deposit any Rollover Shares into a voting trust or grant any proxy or power of attorney or enter into a voting agreement with respect to any Rollover Shares (other than that certain Voting Agreement of even date herewith by and among Holdings, the Company and the Rollover Shareholders (the “Voting Agreement”) and the Consortium Agreement dated as of August 16, 2013, as amended by the First Amendment to Consortium Agreement dated as of December 5, 2013,by and among the Rollover Shareholders (the “Consortium Agreement”)), (iv) knowingly take any action that would make any representation or warranty of such Rollover Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Rollover Shareholder from performing any of his, her, or its obligations under this Agreement, or (v) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv). Any purported Transfer in violation of this paragraph shall be null and void.

(b) Each Rollover Shareholder covenants and agrees, severally and not jointly, except that (x) with respect to each of Julia Huang and South Lead Technology Limited, jointly and severally (only with respect to themselves) and (y) with respect to each of Shawn Ding and Moral Known Industrial Limited, jointly and severally (only with respect to themselves), that such Rollover Shareholder shall promptly (and in any event within 48 hours) notify Holdings of (i) any new Shares with respect to which beneficial ownership is acquired by such Rollover Shareholder, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof and (ii) any Rollover Shares with respect to which beneficial ownership is transferred or disposed to any other Person. Any Shares acquired by such Rollover Shareholder as described in foregoing clause shall automatically become subject to the terms of this Agreement, and Schedule A shall be deemed amended accordingly.

6. Representations and Warranties of the Rollover Shareholders. In consideration of Holdings accepting the Rollover Shares, and Holdings issuing the Holdings Shares, each Rollover Shareholder makes the following representations and warranties, severally and not jointly, except that (x) with respect to each of Julia Huang and South Lead Technology Limited, jointly and severally (only with respect to themselves) and (y) with respect to each of Shawn Ding and Moral Known Industrial Limited, jointly and severally (only with respect to themselves), to Holdings, each and all of which shall be true and correct as of the date of this Agreement and as of the Contribution Closing, and shall survive the execution and delivery of this Agreement:

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(a) Ownership of Shares. Such Rollover Shareholder is the beneficial and record owner of, and has good and valid title to, the Rollover Shares, free and clear of Liens other than as created by this Agreement and the Voting Agreement. Such Rollover Shareholder has sole voting power, sole power of disposition, sole power to demand dissenter’s rights (if applicable) and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Rollover Shares, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the Cayman Islands and the terms of this Agreement and the Voting Agreement. The Rollover Shares are not subject to any voting trust agreement or other Contract to which such Rollover Shareholder is a party restricting or otherwise relating to the voting or Transfer of the Rollover Shares other than this Agreement, the Voting Agreement or the Consortium Agreement. Such Rollover Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Rollover Shares, except as contemplated by this Agreement or the Voting Agreement.

(b) Organization, Standing and Authority. Each such Rollover Shareholder which is a company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each such Rollover Shareholder who is an individual has full legal capacity and all the requisite power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by such Rollover Shareholder and, assuming due authorization, execution and delivery by Holdings, constitutes a legal, valid and binding obligation of such Rollover Shareholder, enforceable against such Rollover Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(c) Consents and Approvals; No Violations. Except for the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Rollover Shareholder for the execution, delivery and performance of this Agreement by such Rollover Shareholder or the consummation by such Rollover Shareholder of the transactions contemplated hereby; and (ii) neither the execution, delivery or performance of this Agreement by such Rollover Shareholder nor the consummation by such Rollover Shareholder of the transactions contemplated hereby, nor compliance by such Rollover Shareholder with any of the provisions hereof shall (A) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such Rollover Shareholder or his, her or its properties or assets, (B) conflict with or violate any provision of the organizational documents of any such Rollover Shareholder (as applicable), (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Rollover Shareholder pursuant to any Contract to which such Rollover Shareholder is a party or by which such Rollover Shareholder or any property or asset of such Rollover Shareholder is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Rollover Shareholder or any of such Rollover Shareholder’s properties or assets.

(d) Litigation. There is no action, suit, investigation, complaint or other proceeding pending against any such Rollover Shareholder or, to the knowledge of such Rollover Shareholder, any other Person or, to the knowledge of such Rollover Shareholder, threatened against any Rollover Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Rollover Shareholder of his, her or its obligations under this Agreement.

(e) Reliance. Such Rollover Shareholder understands and acknowledges that Holdings and the Company are entering into the Merger Agreement in reliance upon such Rollover Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Rollover Shareholder contained herein.

(f) Receipt of Information. Such Rollover Shareholder has been afforded the opportunity to ask such questions as he, she, or it has deemed necessary of, and to receive answers from, representatives of Holdings concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning the Holdings Shares. Such Rollover Shareholder acknowledges that he, she or it has been advised to discuss with his, her or its own counsel the meaning and legal consequences of such Rollover Shareholder’s representations and warranties in this Agreement and the transactions contemplated hereby.

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7. Representations and Warranties of Holdings. Holdings represents and warrants to each Rollover Shareholder that:

(a) Organization, Standing and Authority. Holdings is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Holdings and, assuming due authorization, execution and delivery by Holdings and the Rollover Shareholders (subject to the proviso in Section 22), constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b) Consents and Approvals; No Violations. Except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Holdings for the execution, delivery and performance of this Agreement by Holdings or the consummation by Holdings of the transactions contemplated hereby; and (ii) neither the execution, delivery or performance of this Agreement by Holdings nor the consummation by Holdings of the transactions contemplated hereby nor compliance by Holdings with any of the provisions hereof shall (A) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Holdings or its properties or assets, (B) conflict with or violate any provision of the organizational documents of Holdings, (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Holdings pursuant to, any Contract to which Holdings is a party or by which such Holdings or any property or asset of Holdings is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holdings’ properties or assets.

(c) Issuance of Holdings Shares. The Holdings Shares shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under any agreements entered into at the Contribution Closing by all of the Rollover Shareholders) when issued.

8. Additional Securities. Each Rollover Shareholder covenants and agrees that such Rollover Shareholder shall promptly (and in any event within 48 hours) notify Holdings of any new Shares with respect to which beneficial ownership is acquired by such Rollover Shareholder, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof. Any such Shares shall automatically become subject to the terms of this Agreement, and Schedule A shall be deemed amended accordingly.

9. Termination. This Agreement, and the obligations of the Rollover Shareholders hereunder, shall terminate immediately, without any action on the part of any party hereto, (a) with respect to McGraw-Hill Global Education Intermediate Holdings, LLC (“McGraw-Hill”) only, in the event that McGraw-Hill withdraws from the Consortium in accordance with Section 6.03(b) of the Consortium Agreement, or (b)upon the valid termination of the Merger Agreement in accordance with Article VIII thereof; provided, however, that the Rollover Shareholders shall continue to have liability for breaches of this Agreement prior to the termination of this Agreement. If for any reason the Merger contemplated by the Merger Agreement fails to occur but the Contribution Closing has already taken place, then Holdings shall promptly return the Rollover Share Documents to the Rollover Shareholders at their respective addresses set forth on Schedule A and take all such actions as are necessary to restore each such Rollover Shareholders to the position he, she, or it was in with respect to ownership of the Rollover Shares prior to the Contribution Closing.

10. Further Assurances. Each Rollover Shareholder hereby covenants that, from time to time, he,she or it shall do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, such further acts, conveyances, transfers, assignments, powers of attorney and assurances necessary to convey, transfer to and vest in Holdings, and to put Holdings in possession of, all of the applicable Rollover Shares in accordance with the terms of this Agreement.

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11. Amendments and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party hereto and otherwise as expressly set forth herein.

12. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

13. Survival of Representations and Warranties. All representations and warranties of the Rollover Shareholders or by or on behalf of Holdings in connection with the transactions contemplated by this Agreement contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Holdings, or the Rollover Shareholders, and the issuance of the Holdings Shares.

14. Notices. All notices and other communications hereunder shall be in writing (in English) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below or, with respect to the Rollover Shareholders, on Schedule A, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) If to a Rollover Shareholder, in accordance with the contact information contained on the books and records of the Company.

(b) If to Holdings:

4th Floor-A, GeHua Building

No.1 Qinglong Hutong, Dongcheng District

Beijing, 100007, The People’s Republic of China

Attention: Simon Mei

Facsimile: +861084187331

E-mail: sding@chinaedu.net; and

and with further copy (which shall not constitute notice) to:

Loeb & Loeb LLP

Suite 4301, Tower C, Beijing Yintai Center

2 Jianguomenwai Daije, Chaoyang District

Beijing 100022, P.R. China

Attention: Roger Peng

Facsimile: +861059543501

Email: rpeng@loeb.com.cn

15. Entire Agreement. This Agreement (together with the Merger Agreement, the Consortium Agreement and the Voting Agreement to the extent referred to in this Agreement) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

16. Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement. Notwithstanding the foregoing, the parties hereto hereby agree that the Company is an express third-party beneficiary hereof and shall, and the Independent Committee acting on the Company’s behalf shall, have the right directly to enforce specifically the terms and provisions of this Agreement against the Rollover Shareholders or Holdings.

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17. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or his, her or its affiliates against any other party or his, her or its affiliates shall be brought and determined in the courts of the State of New York sitting in the County of New York or the federal courts of the United States of America sitting in the Southern District of New York. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for himself, herself or itself and with respect to his, her or its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that he, she or it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that he, she or it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

18. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

20. Enforcement. Notwithstanding any other provision of this Agreement, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, and (ii) any requirement under any Law that a party seeking equitable relief hereunder post security as a prerequisite to obtaining such equitable relief.

21. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

22. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Rollover Shareholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

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23. Headings. The section headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

24. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that he, she or it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[Signature page follows]

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IN WITNESS WHEREOF, Holdings and the Rollover Shareholders have caused to be executed or executed this Agreement as of the date first written above.

CHINAEDU HOLDINGS LIMITED

By:	/s/ Shawn Ding
Name:	Shawn Ding
Title:	Director

By:	/s/ Julia Huang
Name:	Julia Huang
Title:	Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

.SHAWN DING

By:	/s/ Shawn Ding
Name:	Shawn Ding

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

MORAL KNOWN INDUSTRIAL LIMITED

By:	/s/ Shawn Ding
Name:	Shawn Ding
Title:	Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

JULIA HUANG

By:	/s/ Julia Huang
Name:	Julia Huang

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

SOUTH LEAD TECHNOLOGY LIMITED

By:	/s/ Julia Huang
Name:	Julia Huang
Title:	Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

GEGENG TANA

By:	/s/ Gegeng Tana
Name:	Gegeng Tana

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

MEI YIXIN

By:	/s/ Mei Yixin
Name:	Mei Yixin

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

PAN ZHIXIN

By:	/s/ Pan Zhixin
Name:	Pan Zhixin

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

ELLEN HUANG

By:	/s/ Ellen Huang
Name:	Ellen Huang

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

INTERVISION TECHNOLOGY LTD.

By:	/s/ Julia Huang
Name:	Julia Huang
Title:	Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

MLP HOLDINGS LIMITED

By:	/s/ Lucy Li
Name:	Lucy Li
Title:	Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

NEW VALUE TECHNOLOGY LIMITED

By:	/s/ Lucy Li
Name:	Lucy Li
Title:	Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

LINGYUAN FURONG INVESTMENT MGMT CO., LTD.

By:	/s/ Wang Fu Shyi
Name:	Wang Fu Shyi
Title:	Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

MCGRAW-HILL GLOBAL EDUCATION INTERMEDIATE HOLDINGS, LLC

By:	/s/ Patrick Milano
Name:	Patrick Milano
Title:	Executive Vice President

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

WEBLEARNING COMPANY LIMITED

By:	/s/
Name:
Title:

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

ROLLOVER SHAREHOLDER:

GUO YOUNG

By:	/s/ Guo Young
Name:	Guo Young

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

Schedule A

Rollover Shareholder Name	Rollover Shares

Shawn Ding	75,210

Moral Known Industrial Limited	965,160

Julia Huang	33,000

South Lead Technology Limited	540,000

Gegeng Tana	17,907

Mei Yixin	3,000

Pan Zhixin	18,786

Ellen Huang and families	24,000

InterVision Technology, Ltd.	1,749,635

MLP Holdings Limited Ltd.	2,000,000

New Value Technology Limited	1,516,267

Lingyuan Furong Investment Mgmt Co., Ltd.	1,620,000

McGraw-Hill Global Education Intermediate Holdings, LLC	3,377,336

Weblearning Company Limited	716,601

Guo Young	75,999